SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

1-8048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2008, Martin Pucher resigned as Executive Vice President and Chief Marketing Officer and a director of the Company.

In connection with his resignation, the Company and Mr. Pucher entered into a Severance Agreement, dated January 11, 2008, pursuant to which, among other things, (a) the Company and Mr. Pucher agreed to terminate Mr. Pucher’s letter employment agreement, dated October 5, 2005 and his employment with the Company, and (b) the Company agreed to pay Mr. Pucher (i) severance equal to his current base pay at the rate of $270,000 per annum in equal installments at the Company’s regular pay intervals until December 31, 2008, (ii) a bonus of $80,000 for the year ended December 31, 2007 payable at the same time as bonuses for that year are paid to executive officers of the Company, but no later than March 31, 2008, and (iii) his COBRA premium costs until December 31, 2008. All severance and COBRA payments will accelerate and be paid in a single lump sum in the event of a change in control of the Company. An October 5, 2005 agreement will remain in effect under which, among other things, Mr. Pucher agreed to maintain the confidentiality of all information pertaining to the Company’s business and, for a period of one year following termination of his employment with the Company, not to compete with any business of a character similar to that done by the Company on the date of termination of his employment.

The foregoing discussion of Mr. Pucher’s Severance Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 99.1.

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 17, 2008, the Company’s Board of Directors amended the Company’s Code of Ethics for Senior Financial Officers to provide that upon becoming aware of a violation of the Code, senior financial officers are to bring such violation solely to the attention of the Chairman or another member of the Audit Committee of the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

	(a) Financial Statements of Businesses Acquired:	None

	(b) Pro Forma Financial Information:	None

(c) Exhibits:

14.1 Code of Ethics for Senior Financial Officers, as amended.

99.1 Severance Agreement, dated January 11, 2008, between the Company and Martin Pucher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC
Date: January 17, 2008	By: /s/ Kenneth A. Paladino Kenneth A. Paladino, President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Code of Ethics for Senior Financial Officers, as amended.

99.1	Severance Agreement, dated January 11, 2008, between the Company and Martin Pucher.